Exhibit 16.1

September 1, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Cell Therapeutics, Inc.
File No. 001-12465

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cell Therapeutics, Inc. dated September 1, 2005 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP